EXHIBIT NO. 99.(h) 6

AMENDMENT TO SHAREHOLDER SERVICING AGENT AGREEMENTS

THIS AMENDMENT, dated as set forth below, is by and between each of the investment companies listed on Annex A hereto and MFS Service Center, Inc.

WHEREAS, each of the investment companies listed on Annex A hereto (each a “Fund” and collectively the “Funds”) is a party to a Shareholder Servicing Agent Agreement, as amended, (the “Agreements”) with MFS Service Center, Inc. (“MFSC”); and

WHEREAS, MFSC and each of the Funds listed on Annex A have agreed to amend their respective Agreements as provided below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

Section 1.  The following new Paragraph 17 is hereby added to each of the Agreements and, to the extent applicable, subsequent sections are renumbered accordingly:

17.  Cash Management.  MFSC is authorized to establish and maintain one or more demand deposit or similar cash management accounts to facilitate the transfer of cash to and from the Fund or the Fund’s custodian in connection with purchase, redemption, dividend disbursement, and other similar activities, and acknowledges that such accounts may consist of cash associated with other MFS Funds. MFSC may maintain such account(s) at the bank or banks deemed appropriate by MFSC in its discretion and in accordance with applicable law. The Fund acknowledges and agrees that MFSC may invest balances of any such accounts in one or more money market or short-term investment instruments, including shares of money market funds, as may be approved by the Fund from time to time. All income and/or profits realized from such investment shall be credited against operating expenses incurred by MFSC in providing services under the Agreement, thus reducing the fee payable under paragraph 7, as agreed between the Fund and MFSC from time to time, and thus directly benefiting the Fund. The Fund acknowledges and agrees that, provided MFSC has acted in good faith and without negligence and has exercised reasonable care, the Fund shall be responsible for any investment losses resulting from MFSC’s investment of the balances of any such accounts in accordance with this paragraph, to the extent not satisfied through MFSC’s rights to indemnification under this Agreement.

Section 2.  This Amendment shall be construed under and shall be governed by the laws of The Commonwealth of Massachusetts.

Section 3.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in duplicate original by its officers thereunto duly authorized, as of February 13, 2018.

MFS SERVICE CENTER, INC.

By:	MARGARHEETA C. WISE
Margarheeta C. Wise
President

Each of the Funds listed on Annex A

By:	CHRISTOPHER BOHANE
Christopher Bohane
Assistant Secretary

ANNEX A TO AMENDMENT TO SHAREHOLDER SERVICING AGREEMENT

FUND NAME	ACRONYM
Massachusetts Investors Trust	MIT
Massachusetts Investors Growth Stock Fund	MIG
MFS SERIES TRUST I
MFS Core Equity Fund	RGI
MFS Low Volatility Equity Fund	LVU
MFS Low Volatility Global Equity Fund	LVO
MFS New Discovery Fund	NDF
MFS Research International Fund	RIF
MFS Technology Fund	SCT
MFS U.S. Government Cash Reserve Fund	MCF
MFS Value Fund	EIF
MFS SERIES TRUST II
MFS Growth Fund	MEG
MFS SERIES TRUST III
MFS Global High Yield Fund	HYO
MFS High Income Fund	MFH
MFS Municipal High Income Fund	MMH
MFS SERIES TRUST IV
MFS Blended Research Emerging Markets Equity Fund	BRK
MFS Blended Research Global Equity Fund	BRL
MFS Blended Research International Equity Fund	BRX
MFS Global New Discovery Fund	GND
MFS Mid Cap Growth Fund	OTC
MFS U.S. Government Money Market Fund	MMM
MFS SERIES TRUST V
MFS International New Discovery Fund	MIO
MFS Research Fund	MFR
MFS Total Return Fund	MTR
MFS SERIES TRUST VI
MFS Global Equity Fund	MWE
MFS Global Total Return Fund	MWT
MFS Utilities Fund	MMU

MFS SERIES TRUST VII
MFS Equity Income Fund	EQI
MFS SERIES TRUST VIII
MFS Global Growth Fund	WGF
MFS Strategic Income Fund	MSI
MFS SERIES TRUST IX
MFS Corporate Bond Fund	MFB
MFS Inflation-Adjusted Bond Fund	IAB
MFS Limited Maturity Fund	MLM
MFS Municipal Limited Maturity Fund	MML
MFS Total Return Bond Fund	RBF
MFS SERIES TRUST X
MFS Absolute Return Fund	ART
MFS Aggressive Growth Allocation Fund	AGG
MFS Blended Research Growth Equity Fund	BRW
MFS Blended Research Mid Cap Equity Fund	BMS
MFS Blended Research Small Cap Equity Fund	BRS
MFS Blended Research Value Equity Fund	BRU
MFS Conservative Allocation Fund	CON
MFS Emerging Markets Debt Fund	EMD
MFS Emerging Markets Debt Local Currency Fund	EML
MFS Emerging Markets Equity Fund	FEM
MFS Global Bond Fund	GLB
MFS Growth Allocation Fund	GRO
MFS International Diversification Fund	MDI
MFS International Growth Fund	FGF
MFS International Value Fund	FGI
MFS Managed Wealth Fund	MGW
MFS Moderate Allocation Fund	MOD
MFS SERIES TRUST XI
MFS Blended Research Core Equity Fund	UNE
MFS Mid Cap Value Fund	MDV
MFS SERIES TRUST XII
MFS Equity Opportunities Fund	MSR
MFS Lifetime 2020 Fund	ML2
MFS Lifetime 2025 Fund	L25
MFS Lifetime 2030 Fund	ML3
MFS Lifetime 2035 Fund	L35
MFS Lifetime 2040 Fund	ML4
MFS Lifetime 2045 Fund	L45

MFS Lifetime 2050 Fund	ML5
MFS Lifetime 2055 Fund	L55
MFS Lifetime 2060 Fund	ML6
MFS Lifetime Income Fund	LRT
MFS SERIES TRUST XIII
MFS Diversified Income Fund	DIF
MFS Global Real Estate Fund	GRE
MFS Government Securities Fund	MGS
MFS New Discovery Value Fund	NDV
MFS SERIES TRUST XV
MFS Global Alternative Strategy Fund	DTR
MFS SERIES TRUST XVI
MFS Global Multi-Asset Fund	GMA
MFS Prudent Investor Fund	FPP
MFS INSTITUTIONAL TRUST
MFS Institutional International Equity Fund	IIE
MFS MUNICIPAL SERIES TRUST
MFS Alabama Municipal Bond Fund	MAL
MFS Arkansas Municipal Bond Fund	MAR
MFS California Municipal Bond Fund	MCA
MFS Georgia Municipal Bond Fund	MGA
MFS Maryland Municipal Bond Fund	MMD
MFS Massachusetts Municipal Bond Fund	MMA
MFS Mississippi Municipal Bond Fund	MMP
MFS Municipal Income Fund	MMI
MFS New York Municipal Bond Fund	MNY
MFS North Carolina Municipal Bond Fund	MNC
MFS Pennsylvania Municipal Bond Fund	MPA
MFS South Carolina Municipal Bond Fund	MSC
MFS Tennessee Municipal Bond Fund	MTN
MFS Virginia Municipal Bond Fund	MVA
MFS West Virginia Municipal Bond Fund	MWV
MFS VARIABLE INSURANCE TRUST
MFS Global Equity Series	VGE
MFS Growth Series	VEG
MFS Investors Trust Series	VGI
MFS Mid Cap Growth Series	VMG
MFS New Discovery Series	VND
MFS Research Series	VFR

MFS Total Return Bond Series	VFB
MFS Total Return Series	VTR
MFS Utilities Series	VUF
MFS Value Series	VLU
MFS VARIABLE INSURANCE TRUST II
MFS Blended Research Core Equity Portfolio	CGS
MFS Core Equity Portfolio	RGS
MFS Corporate Bond Portfolio	BDS
MFS Emerging Markets Equity Portfolio	FCE
MFS Global Governments Portfolio	WGS
MFS Global Growth Portfolio	WGO
MFS Global Research Portfolio	RES
MFS Global Tactical Allocation Portfolio	WTS
MFS Government Securities Portfolio	GSS
MFS High Yield Portfolio	HYS
MFS International Growth Portfolio	FCI
MFS International Value Portfolio	FCG
MFS Massachusetts Investors Growth Stock Portfolio	MIS
MFS Research International Portfolio	RSS
MFS Strategic Income Portfolio	SIS
MFS Technology Portfolio	TKS
MFS U.S. Government Money Market Portfolio	MKS
MFS VARIABLE INSURANCE TRUST III
MFS Blended Research Small Cap Equity Fund	VSC
MFS Conservative Allocation Portfolio	VCA
MFS Global Real Estate Portfolio	VRE
MFS Growth Allocation Portfolio	VGA
MFS Inflation-Adjusted Bond Portfolio	VIA
MFS Limited Maturity Portfolio	VLT
MFS Mid Cap Value Portfolio	VMC
MFS Moderate Allocation Portfolio	VMA
MFS New Discovery Value Portfolio	VDV